Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following Unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 2014 and the Unaudited Pro Forma Condensed Combined Statements of Operations for the nine months ended March 31, 2014 and the year ended June 30, 2013, giving effect to the business combination and certain other transactions and are based upon:

(a) the audited combined balance sheets of Lone Star Tank Rental LP and KHM Rentals, LLC (collectively “Lone Star”) as of December 31, 2013 and 2012, and the related combined statements of operations for the years then ended, included in this Form 8-K/A;

(b) the unaudited combined balance sheet of Lone Star as of March 31, 2014, and the related combined statement of operations for the quarter ended March 31, 2014, included in this Form 8-K/A;

(c) our audited consolidated statements of operations for the year ended June 30, 2013, included in our Annual Report on Form 10-K for the year ended June 30, 2013; and

(d) our unaudited condensed consolidated balance sheet as of March 31, 2014, and the related condensed consolidated statements of operations for the nine months then ended, included in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2014.

The Unaudited Pro Forma Condensed Combined Statements of Operations gives effect to the business combination as if it had occurred on the first day of each period and the Unaudited Pro Forma Condensed Combined Balance Sheet gives effect to the business combination as if it had occurred on the date of such balance sheet. The unaudited statements of operations of Lone Star for the year ended June 30, 2013 (“FY 2013”) were derived by combining the unaudited results for the six-month period from July 1, 2012 to December 31, 2012 with the unaudited results for the six-month period from January 1, 2013 to June 30, 2013, and the unaudited statements of operations of Lone Star for the nine months ended March 31, 2014 (“FY 2014”) were derived by subtracting the unaudited results for the six-month period from January 1, 2013 to June 30, 2013 from the audited results for the year ended December 31, 2013 (Lone Star’s fiscal year end is December 31) and adding the unaudited results for the quarter ended March 31, 2014.

The Unaudited Pro Forma Condensed Combined Financial Statements do not purport to represent what our actual consolidated results of operations or the consolidated financial position would have been had the business combination with Lone Star occurred on the respective dates assumed, nor are they necessarily indicative of our future consolidated operating results or of our future consolidated financial position. In addition, they do not consider any potential impacts of current market conditions on revenues, any staff or related expense increases or efficiencies or asset dispositions.

The Unaudited Pro Forma Condensed Combined Financial Statements should be read in conjunction with our audited consolidated financial statements and the accompanying notes, our unaudited condensed consolidated financial statements and the accompanying notes and Lone Star’s combined financial statements and accompanying notes.

We will account for the business combination as a purchase of Lone Star in accordance with generally accepted accounting principles in the United States. Accordingly, the estimated aggregate fair value of the consideration paid by us will be allocated to Lone Star’s assets based on their estimated fair values as of the completion of the business combination. The difference between the estimated fair value of Lone Star’s identifiable tangible and intangible assets and liabilities and the estimated aggregate fair value of the consideration paid will be recorded as goodwill. The results of operations of Lone Star will be included in our consolidated results of operations only for periods subsequent to the effective date of the business combination.

Purchase Accounting Adjustments

Purchase accounting adjustments include adjustments necessary to allocate the estimated aggregate fair value of the purchase consideration paid to the identifiable tangible and intangible assets acquired and liabilities assumed of Lone Star based on their estimated fair values. A description of each of these purchase accounting adjustments follows:

Fair Value Adjustments: The pro forma financial statements reflect the purchase price allocation based on a preliminary assessment of the estimated fair values and lives assigned to the identifiable tangible and intangible assets acquired and liabilities assumed. Estimated fair values in the pro forma financial statements were determined based upon preliminary discussions with independent valuation consultants and upon available information and assumptions that we believe are reasonable. After the closing of the business combination, we will complete the evaluation of the fair values of assets and liabilities with the assistance of the independent valuation consultants. Estimated fair value adjustments reflected in the pro forma financial statements may be subject to significant revisions and adjustments pending finalization of those valuation studies.

Transaction Costs: We estimate that we will incur approximately $750,000 of transaction and related costs, consisting primarily of financial advisory, legal and accounting fees and other incremental out-of-pocket charges related to the purchase of Lone Star. These estimates are preliminary and, therefore, are subject to change. Transaction costs were expensed as incurred and are accrued in the Unaudited Pro Forma Condensed Combined Balance Sheet, but were not included in the Unaudited Pro Forma Condensed Combined Statements of Operations.

Purchase Consideration Allocation: The purchase consideration consisted of (i) $75,000,000 in cash, (ii) 1,230,012 shares of our common stock (the number of shares was agreed to based on a value of $8.13 per share, which was the average of the closing market price during the 15-day trading period ending April 2, 2014), (iii) $5,000,000 payable over five years for a non-compete agreement, (iv) $5,000,000 payable over two years for a general indemnity holdback and (v) an estimated payable for working capital, as defined, in excess of $1,000,000. The non-compete and indemnity holdback notes are non-interest bearing and, therefore, were discounted using an estimated market interest rate of 10.5%. We funded the cash portion of the consideration using $50 million from availability under an amended and expanded senior secured revolving credit facility with a syndicate led by Wells Fargo, National Association (the “Wells Fargo Credit Facility”) and $25 million at the corporate level from a two-year secured term loan from Credit-Suisse AG.

The following table summarizes the estimated purchase consideration (in thousands):

Borrowings from Wells Fargo Credit Facility	$50,000
Borrowings from Credit-Suisse AG term loan	25,000
Issuance of non-compete note	3,694
Issuance of general indemnity note	4,280
Payable for excess working capital acquired	10,231
Value of our shares of common stock issued	9,865	(1)

Total purchase consideration	$103,070

(1) 1,230,012 of our shares of common stock at a per share price of $8.02, the closing price of our common stock at April 7, 2014, which was the closing date of the business combination.

The following table summarizes the pro forma net assets acquired and liabilities assumed in connection with the business combination and the preliminary allocation of the purchase consideration at March 31, 2014 (in thousands):

Trade and other receivables	$15,514
Property plant and equipment	7,349
Lease fleet	38,609
Customer base/relationships	20,000
Non-competition agreements	5,000
Trade names/trademarks	1,500
Goodwill	19,381
Trade payables and accrued liabilities (not including notes issued and borrowings on senior and other debt)	(4,283)

Total purchase consideration	$103,070

Income Taxes: Since prior to the effective date of the business combination federal income taxes otherwise payable flowed through to the former owners of Lone Star and we are buying the assets of the business versus purchasing stock ownership, no significant adjustment for deferred taxes is necessary. Normally, any such adjustment would be recorded as an offset to goodwill.

Reclassification: The historical financial statements of Lone Star reflect reclassifications of certain balances in order to conform to our financial statement presentation.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

March 31, 2014

(In thousands)

	General Finance	Lone Star	Pro Forma Adjustments		Pro Forma Combined
Assets
Cash and cash equivalents	$8,349	$2,473	$74,110	(a)	$7,459
			(2,473	)(b)
			(75,000	)(e)
Trade and other receivables, net	44,077	15,514	—		59,591
Inventories	36,596	—	1,043	(f)	37,639
Prepaid expenses and other	11,020	307	(307	)(b)	9,910
			(1,110	)(f)
Property, plant and equipment, net	21,884	8,620	(1,568	)(b)	29,233
			297	(g)
Lease fleet, net	340,307	40,575	(1,110	)(f)	378,916
			(856	)(g)
Goodwill	72,276	—	19,381	(g)	91,657
Other intangible assets, net	14,829	—	890	(a)	42,219
			26,500	(g)

Total assets	$549,338	$67,489	$39,797		$656,624

Liabilities
Trade payables and accrued liabilities	$42,309	$4,283	$179	(d)	$57,002
			10,231	(e)
Income taxes payable	21	—	—		21
Unearned revenue and advance payments	15,427	—	—		15,427
Senior and other debt	215,395	29,314	75,000	(a)	298,369
			(28,204	)(b)
			(1,110	)(f)
			7,974	(e)
Deferred tax liabilities	34,669	—	—		34,669

Total liabilities	307,821	33,597	64,070		405,488

Equity
Cumulative preferred stock	40,100	—	—		40,100
Common stock and additional paid-in capital	118,654	—	9,865	(e)	128,519
Accumulated other comprehensive loss	357	—	—		357
Accumulated deficit	(13,494)	—	(179	)(d)	(13,740)
			(67	)(f)
Lone Star equity	—	33,892	23,856	(b)	—
			(57,748	)(c)

	145,617	33,892	(24,273)		155,236
Equity of noncontrolling interests	95,900	—	—		95,900

Total equity	241,517	33,892	(24,273)		251,136

Total liabilities and equity	$549,338	$67,489	$39,797		$656,624

See notes to unaudited pro forma condensed combined financial statements

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

Nine Months Ended March 31, 2014

(in thousands, except share and per share data)

	General Finance	Lone Star	Pro Forma Adjustments		Pro Forma Combined

Revenues	$197,048	$39,826	$(1,110	)(f)	$235,764

Cost and expenses
Cost of sales (exclusive of items shown separately below)	73,989	—	(1,043	)(f)	72,946
Direct costs of leasing operations	36,206	17,044	225	(e)	53,475
Selling and general expenses	43,098	5,364	—		48,462
Depreciation and amortization	17,284	5,357	2,893	(b)	25,243
			(291	)(c)

Operating income	26,471	12,061	(2,894)		35,638

Interest income	37	—	—		37
Interest expense	(7,216)	(376)	(2,910	)(a)	(10,817)
			(315	)(d)
Other, net	(1,061)	(417)	—		(1,478)

	(8,240)	(793)	(3,225)		(12,258)

Income before provision for income taxes	18,231	11,268	(6,119)		23,380

Provision for income taxes	7,621	—	3,831	(g)	8,950
			(2,502	)(h)

Net income	10,610	11,268	(7,448)		14,430

Preferred stock dividends	(2,597)	—	—		(2,597)
Noncontrolling interests	(4,925)	—	—		(4,925)

Net income attributable to common stockholders	$3,088	$11,268	$(7,448)		$6,908

Net income per common share:
Basic	$0.13				$0.27
Diluted	0.12				0.26

Weighted-average shares outstanding
Basic	24,340,735				25,570,747 (i)
Diluted	25,192,683				26,422,695 (i)

See notes to unaudited pro forma condensed combined financial statements

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

Year Ended June 30, 2013

(in thousands, except share and per share data)

	General Finance	Lone Star	Pro Forma Adjustments		Pro Forma Combined
Revenues	$245,543	$34,037	$—		$279,580

Cost and expenses
Cost of sales (exclusive of items shown separately below)	93,068	—	—		93,068
Direct costs of leasing operations	46,755	12,602	300	(e)	59,657
Selling and general expenses	54,418	4,120	—		58,538
Depreciation and amortization	21,811	3,123	3,857	(b)	28,771
			(20	)(c)

Operating income	29,491	14,192	(4,137)		39,546
Interest income	58	—	—		58
Interest expense	(10,969)	(85)	(5,154	)(a)	(16,628)
			(420	)(d)
Other, net	1,028	155	—		1,183

	(9,883)	70	(5,574)		(15,387)

Income before provision for income taxes	19,608	14,262	(9,711)		24,159
	8,195		4,849	(g)	8,985
Provision for income taxes		—	(4,059	)(h)

Net income	11,413	14,262	(10,501)		15,174

Preferred stock dividends	(153)	—	—		(153)
Noncontrolling interests	(7,715)	—	—		(7,715)

Net income attributable to common stockholders	$3,545	$14,262	$(10,501)		$7,306

Net income per common share:
Basic	$0.16				$0.31
Diluted	0.16				0.31

Weighted-average shares outstanding
Basic	22,160,101				23,390,113 (i)
Diluted	22,633,702				23,863,714 (i)

See notes to unaudited pro forma condensed combined financial statements

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(In thousands, except share and per share data)

Adjustments included in the column under the heading “Pro Forma Adjustments” are the following:

Pro Forma Condensed Combined Balance Sheet

(a) To record the proceeds received from borrowings on the Wells Fargo Credit Facility and Credit-Suisse term loan, including estimated deferred financing costs of $120 and $770, respectively;

(b) To eliminate cash, prepaid expenses and the carrying value of real estate not acquired and senior and other debt not assumed from Lone Star;

(c) To eliminate the adjusted Lone Star equity;

(d) To record remaining estimated transaction costs to be incurred;

(e) To record payment of purchase consideration consisting of cash, estimated fair value of non-compete and general indemnity holdback notes, estimated payable for excess working capital acquired and the issuance of our common stock;

(f) To eliminate any transactions and balances between us and Lone Star; and

(g) To record the allocation of the estimated aggregate fair value of the purchase consideration paid to Lone Star for estimated fair value of its identifiable tangible and intangible assets acquired and liabilities assumed (not including the borrowings on senior and other debt in (a) and the notes issued in (e)) based on preliminary discussions with independent valuation consultants and upon available information and assumptions that we believe are reasonable.

Pro Forma Condensed Combined Statements of Operations

(a) To adjust interest expense from the beginning of the period for borrowings on the Wells Fargo Credit Facility (using an effective interest rate of 3.8% and 4.8% in FY 2014 and FY 2013, respectively) and the Credit-Suisse term loan (using an estimated interest rate of 7.84% for the periods presented) and to record accretion of interest on the non-compete and general indemnity holdback notes based on an effective interest method;

(b) To reflect the amortization from the beginning of the period of identifiable intangible assets acquired (customer base/relationships over 84 months and non-competition agreements over 60 months; trade names/trademarks are estimated to have an indefinite life and, therefore, are not being amortized);

(c) To adjust depreciation from the beginning of the period for the estimated allocated fair value adjustment of fixed assets acquired;

(d) To reflect the amortization from the beginning of the period of the deferred financing costs incurred (over 41 months for the Wells Fargo Credit Facility and 24 months for the Credit-Suisse term loan);

(e) To record rental expense of $25 per month for the Lone Star facilities to be leased;

(f) To eliminate any transactions and balances between us and Lone Star (none in FY 2013);

(g) To provide for federal income taxes at Lone Star at the federal statutory rate of 34%;

(h) To adjust the provision for income taxes based on (a) to (e) above at our estimated effective rate of 41.8%; and

(i) Weighted average shares outstanding are comprised of the following:

	For the nine months ended March 31, 2014		For the year ended June 30, 2013
	Basic	Diluted	Basic	Diluted
Weighted average shares outstanding	24,340,735	24,340,735	22,160,101	22,160,101
Assumed exercise of warrants and stock options	—	851,948	—	473,601
Common stock issued in connection with the business combination	1,230,012	1,230,012	1,230,012	1,230,012

	25,570,747	26,422,695	23,390,113	23,863,714